UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

BJ’S RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐ Fee paid previously with preliminary materials.

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 18, 2024

This supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by BJ’s Restaurants, Inc. (the “Company”) with the Securities and Exchange Commission on April 30, 2024 in connection with the Company’s annual meeting of shareholders (the “Annual Meeting”), to be held on June 18, 2024 at 9:00 a.m. Pacific Time.

The purpose of this Supplement is to revise the Proxy Statement’s description regarding the effect of broker non-voting shares on the proposals to ratify and approve the 2024 Equity Incentive Plan, the proposal to approve the compensation of Named Executive Officers, and the proposal to ratify the selection of KPMG LLP as our independent auditor. The revision to the existing disclosure in the Proxy Statement is set forth below under “Revisions to the Proxy Statement.” Other than this revision, the Proxy Statement remains unchanged, and this Supplement does not otherwise amend, supplement, or affect the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously made available to shareholders in connection with the Annual Meeting.

If you have already voted your shares, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. Any proxy previously given may be revoked by a shareholder at any time before it is voted at the Annual Meeting and all adjournments thereof by filing with our Secretary a notice in writing revoking it, or by duly executing and submitting a proxy bearing a later date via the internet, telephone or mail. Proxies may also be revoked by any shareholder present at the Annual Meeting who expresses a desire to vote their shares in person.

Revisions to the Proxy Statement

The last paragraph under the section of the Proxy Statement entitled “Solicitation and Revocation of Proxies” (which begins on page 2 of the Proxy Statement) is amended and restated in its entirety to read as follows (changes are marked, with new text bold and underlined, and deleted text bold and stricken through):

If you do not vote your shares for one or more of the director nominees (whether by broker non-vote or otherwise), this will have no effect on the outcome of the vote. With respect to the proposal to ratify and approve the 2024 Equity Incentive Plan, the proposal to approve the compensation of Named Executive Officers (on an advisory and non-binding basis), and the proposal to ratify the selection of KPMG LLP as our independent auditor, selecting abstain when voting will have the same effect as a vote against the proposal~~, but~~. Similarly, if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not or may not vote your shares), this will have the same effect as a vote against the proposal ~~no effect on the outcome of the vote~~.

In addition, sentence appearing on page 36 of the Proxy Statement under “Vote Required” in the Section of the Proxy Statement entitled “Ratification and Approval of Our 2024 Equity Incentive Plan,” is amended and restated in its entirety to read as follows:

Vote Required

Ratification and approval of the 2024 Plan requires the affirmative vote of the holders of a majority of the shares of our Common Stock present, or represented, and entitled to vote at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum).